Exhibit 99.1

M/I Homes Announces Pricing of $400 Million of Senior Notes due 2028

Columbus, Ohio - (January 7, 2020) M/I Homes, Inc. (NYSE: MHO) announced today the pricing of its offering of $400 million aggregate principal amount of 4.950% senior notes due 2028 (the “New Senior Notes”) at 100% of par. This represents a $50 million increase in the original offering amount of the New Senior Notes. The New Senior Notes will mature on February 1, 2028. The New Senior Notes will be offered only to qualified institutional buyers in the United States under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to persons other than U.S. persons in compliance with Regulation S under the Securities Act. The offering of the New Senior Notes has not been registered under the Securities Act or any state securities laws, and the New Senior Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.
The Company intends to use a portion of the net proceeds from this offering to redeem all $300 million aggregate principal amount of its outstanding 6.75% senior notes due 2021 (the “2021 Senior Notes”). The Company intends to use the balance of the net proceeds to repay borrowings under its $500 million unsecured revolving credit facility and, to the extent there are any net proceeds remaining thereafter, for general corporate purposes. The sale of the New Senior Notes is subject to customary closing conditions and is expected to close on January 22, 2020. This press release does not constitute a notice of redemption with respect to the 2021 Senior Notes.
This press release is neither an offer to sell nor the solicitation of an offer to buy any of the New Senior Notes and shall not constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful.
M/I Homes, Inc. is one of the nation’s leading builders of single-family homes, having sold over 116,500 homes. The Company’s homes are marketed and sold primarily under the trade names M/I Homes and Showcase Collection (exclusively by M/I Homes), and also currently are sold under the name Hans Hagen Homes in the Minneapolis/St. Paul, Minnesota market and Pinnacle Homes in the Detroit, Michigan market. The Company has homebuilding operations in Columbus and Cincinnati, Ohio; Indianapolis, Indiana; Chicago, Illinois; Minneapolis/St. Paul, Minnesota; Detroit, Michigan; Tampa, Sarasota and Orlando, Florida; Austin, Dallas/Fort Worth, Houston and San Antonio, Texas; and Charlotte and Raleigh, North Carolina.
Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “targets,” “envisions,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements involve a number of risks and uncertainties. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those in such forward-looking statements as a result of various factors, including, without limitation, factors relating to the economic environment, interest rates, availability of resources, competition, market concentration, land development activities, integration of acquisitions, construction defects, product liability and warranty claims and various governmental rules and regulations, as more fully discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. We undertake no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.
Contact Information
M/I Homes, Inc.
Kevin C. Hake, Senior Vice President, Treasurer, (614) 418-8227
Ann Marie W. Hunker, Vice President, Corporate Controller, (614) 418-8225